Exhibit 28(q)

SEASONS SERIES TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned trustee of Seasons Series Trust does hereby constitute and appoint Gregory N. Bressler, Kathleen D. Fuentes, Christopher J. Tafone, Edward J. Gizzi, Gregory R. Kingston, and John T. Genoy or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any Registration Statement on Form N-1A or Form N-14 and any and all amendments (including pre- and post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ JOHN T. GENOY John T. Genoy	President (Principal Executive Officer)	June 13, 2018

/s/ GREGORY R. KINGSTON Gregory R. Kingston	Treasurer (Principal Financial and Accounting Officer)	June 13, 2018

/s/ BRUCE G. WILLISON Bruce G. Willison	Independent Chairman and Trustee	June 13, 2018

/s/ GARRETT F. BOUTON Garrett F. Bouton	Trustee	June 13, 2018

/s/ CARL D. COVITZ Carl D. Covitz	Trustee	June 13, 2018

/s/ PETER A. HARBECK Peter A. Harbeck	Trustee	June 13, 2018

/s/ JANE JELENKO Jane Jelenko	Trustee	June 13, 2018

/s/ GILBERT T. RAY Gilbert T. Ray	Trustee	June 13, 2018

/s/ ALLAN L. SHER Allan L. Sher	Trustee	June 13, 2018